                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE                       CONTACT:
FEBRUARY 12, 2002                           Donald A. Weidig
                                            Chief Financial Officer
                                            (614) 258-9501


                    WATERLINK ANNOUNCES FIRST QUARTER RESULTS

         Columbus, Ohio--February 12, 2002--Waterlink, Inc. (OTCBB: WLKN) today announced results for the first quarter of its 2002 fiscal year. Net sales from continuing operations were $18.4 million for the current quarter as compared to $16.8 million in the prior year quarter, an increase of 9.4%. The sales increase is attributed to the Specialty Products Division. Bookings from continuing operations for the quarter ended December 31, 2001 totaled $16.6 million, resulting in backlog from continuing operations at December 31, 2001 of $21.0 million, as compared to $22.8 million of backlog at September 30, 2001. Bookings and the resulting quarter end backlog amounts were negatively impacted by general economic conditions and recent world events resulting from the events of September 11. This impact was felt the most in the capital equipment side of the business at both the Specialty Products and Pure Water Divisions.

         For the quarter ended December 31, 2001 the Company realized operating income of $735,000 as compared to $205,000 in the previous year. This increase in operating income is attributable to higher sales in the current quarter, as well as an increase in gross margins of 1.0% as compared to the prior year. Waterlink realized increases in operating income at both operating divisions, with Specialty Products increasing by $204,000 and Pure Water increasing by $64,000 as compared to the same period last year. In addition, corporate office expense decreased by $262,000 as compared to the same period last year resulting from the previously announced reduction and relocation of the corporate office. Earnings before interest, taxes, depreciation and amortization for the current year quarter was $1,211,000 as compared to $698,000 in the prior year, an increase of $513,000. After interest expense, amortization of loan fees, and other items, Waterlink reported a loss from continuing operations of $738,000 for the quarter ended December 31, 2001. The net loss for this period was also $738,000, or $(0.04) per share, as no amounts relating to discontinued operations are reflected in operating results in the current year. The loss from continuing operations for the first quarter last year was $1,245,000, or $(0.06) per share, and the net loss was $5,438,000, or $(0.28) per share. The net loss for the first quarter of fiscal 2001 included $4,193,000 of losses associated with discontinued operations that have since been sold.

         Bill Vogelhuber, Waterlink's President and Chief Executive Officer, commenting on the Company's results, "We are pleased that despite the effects of September 11, our first quarter showed significant growth in sales and earnings as compared with the same period last year. Recent economic and world events have, however, caused delays in capital equipment orders and completion of some orders currently in our backlog. We project that our performance during the








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

second quarter will improve over the first quarter and perhaps provide positive earnings, a long sought after objective. Continued delays in the receipt of capital orders in the January to March time frame could manifest themselves in the third and fourth quarters of our year."

         This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including order and backlog levels, operating results, cost reductions, growth opportunities, and the availability of and ability to consummate alternative strategies. These forward-looking statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially. Such factors include, but are not limited to, economic and competitive pressures in certain market segments, improvement and timing of order intake and revenue growth, changes in operating costs, access to and cost of capital, negotiations with financial sources, unanticipated liabilities, changes in governmental regulation, overall world events and circumstances, and the success of the Company's exploration of strategic alternatives. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission, including the sections entitled "Forward-Looking Statements" and "Risk Factors", beginning on page 16, of the Company's annual report on Form 10-K for its fiscal year ended September 30, 2001.

         Waterlink is an international provider of integrated water and air purification solutions for both industrial and municipal customers. Waterlink's executive offices are located in Columbus, Ohio, USA.

         More information about Waterlink can be obtained on the internet at www.waterlink.com, by e-mail inquiry to waterlink@waterlink.com, or by contacting Don Weidig, Waterlink, Inc., 835 North Cassady, Columbus, Ohio 43219 USA at 614-258-9501.
























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




                                  WATERLINK, INC. AND SUBSIDIARIES

                          CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

                                                                           Three Months Ended
                                                                              December 31,
                                                                     2000                     2001
                                                                 ------------             ------------
                                                                             (In thousands,
                                                                         except per share data)
Net sales                                                          $ 16,835                  $ 18,409

Cost of sales                                                        12,746                    13,746
                                                                   --------                  --------
Gross profit                                                          4,089                     4,663

Selling, general and
  administrative expenses                                             3,665                     3,712
Amortization                                                            219                       216
                                                                   --------                  --------
Operating income                                                        205                       735

Other expense:
  Interest expense                                                   (1,287)                   (1,187)
  Amortization of loan fees                                            (115)                     (259)
  Other items-net                                                       (48)                      (24)
                                                                   --------                  --------
Loss before income taxes                                             (1,245)                     (735)
Income taxes                                                           --                           3
                                                                   --------                  --------
Loss from continuing operations                                      (1,245)                     (738)

 Discontinued operations:
   Loss from operations                                                (302)                     --
   Loss on disposal                                                  (3,891)                     --
                                                                   --------                  --------

Net loss                                                           $ (5,438)                 $   (738)
                                                                   ========                  ========

Per share data:
  Basic and assuming dilution:
    Continuing operations                                          $  (0.06)                 $  (0.04)
    Discontinued operations                                           (0.22)                     --
                                                                   --------                  --------
                                                                   $  (0.28)                 $  (0.04)
                                                                   ========                  ========

Weighted average common shares outstanding-
  Basic and assuming dilution                                        19,660                    19,660






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




                                    WATERLINK, INC. AND SUBSIDIARIES

                                 CONSOLIDATED BALANCE SHEETS-UNAUDITED

                                                                         September 30,     December 31,
                                                                             2001              2001
                                                                         -------------     ------------
ASSETS                                                                            (In thousands)
Current assets:
  Cash and cash equivalents                                               $    1,327        $      693
  Trade accounts receivable, net                                              14,663            12,831
  Inventories                                                                 12,308            13,038
  Costs in excess of billings                                                  5,363             5,045
  Other current assets                                                         1,015             1,340
  Net assets of discontinued operations                                        1,500             1,500
                                                                          ----------        ----------
Total current assets                                                          36,176            34,447

Property, plant and equipment, at cost:
  Land, buildings and improvements                                             1,583             1,580
  Machinery and equipment                                                      6,235             6,312
  Office equipment                                                             1,225             1,243
                                                                          ----------        ----------
                                                                               9,043             9,135
  Less accumulated depreciation                                                3,187             3,425
                                                                          ----------        ----------
                                                                               5,856             5,710

Other assets:
  Goodwill, net                                                               32,561            32,225
  Other assets                                                                   715               576
                                                                          ----------        ----------
                                                                              33,276            32,801
                                                                          ----------        ----------
Total assets                                                              $   75,308        $   72,958
                                                                          ==========        ==========


                                    WATERLINK, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS-UNAUDITED (CONTINUED)

                                                                      September 30,     December 31,
                                                                          2001               2001
                                                                     -------------      ------------
                                                                               (In thousands,
LIABILITIES AND SHAREHOLDERS' EQUITY                                         except share data)
Current liabilities:
  Trade accounts payable                                              $    7,599        $    7,075
  Accrued expenses                                                         9,389             8,591
  Billings in excess of cost                                                 549               273
  Accrued income taxes                                                       217               175
  Current portion of long-term debt                                       51,936            52,191
                                                                      ----------        ----------
Total current liabilities                                                 69,690            68,305

Accrued pension costs                                                      1,418             1,418

Shareholders' equity:
  Preferred Stock, $.001 par value, 10,000,000 shares
    authorized, none issued and outstanding                                 --                --
  Common Stock, voting, $.001 par value,
    authorized - 40,000,000 shares,
    issued and outstanding - 19,659,694 shares
    at September 30, 2001 and December 31, 2001                               20                20
  Additional paid-in capital                                              92,174            92,174
  Accumulated other comprehensive loss                                    (5,141)           (5,368)
  Accumulated deficit                                                    (82,853)          (83,591)
                                                                      ----------        ----------
Total shareholders' equity                                                 4,200             3,235
                                                                      ----------        ----------
Total liabilities and shareholders' equity                            $   75,308        $   72,958
                                                                      ==========        ==========
























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